Exhibit 10.3
DIRECTOR APPOINTMENT AGREEMENT
This Director Appointment Agreement (this “Agreement”) is made as of May 11, 2026, by and among BuzzFeed, Inc., a Delaware corporation (the “Company”), Jonah Peretti, LLC (“Peretti LLC”) and Allen Family Digital, LLC, a California limited liability company (“Investor”, together with Peretti LLC, the “Parties” and each a “Party”). For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Stock Purchase Agreement (as defined below), and this Agreement is effective on and after the Closing Date thereunder.
RECITALS
WHEREAS, this Agreement is being entered into in connection with the Stock Purchase Agreement, dated as of the date hereof, by and between the Company and Investor (the “Stock Purchase Agreement”);
WHEREAS, the Stock Purchase Agreement sets forth the initial composition of the board of directors of the Company (the “Board”); and
WHEREAS, each of the Parties currently owns, or on the Closing of the transactions contemplated by the Stock Purchase Agreement, will own shares of Class A Common Stock (together with Class B Common Stock and Class C Common Stock, “Common Stock”) of the Company, and wishes to provide for orderly elections of the Board as described herein.
NOW THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Company and the Parties hereto agree as follows:
AGREEMENT
1.Agreement to Vote and Related Obligations.
(a)Each of the Parties agrees to vote, or cause to be voted, all shares of Common Stock of the Company that are beneficially owned by such Party, including without limitation, all shares of Common Stock now owned or subsequently acquired by a Party, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise, or over which such Party holds proxy rights or voting control (hereinafter referred to as the “Voting Shares”), whether at a regular or special meeting of stockholders or by written consent, and to take all other actions within such Party’s control (including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), in accordance with the provisions of this Agreement.
(b)The Company and each Party agree to take all actions required to ensure that the rights given to each Party hereunder are effective and that each Party enjoys the benefits thereof. Such actions include, without limitation, the use of best efforts to cause the nomination of the designees, as provided herein, for election as directors of the Company. Neither the Company nor any Party will, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company or any such Party, as applicable, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of each Party hereunder against impairment.
(c)The obligations of the Parties pursuant to this Agreement shall include any Party’s vote to amend the Amended and Restated Certificate of Incorporation or the Restated Bylaws (together, the “Organizational Documents”) as required to effect the intent of this Agreement. Each of the Parties and the Company agree not to take any actions that would contravene or materially and adversely affect the provisions of this Agreement and the intention of the parties with respect to the composition of the Company’s Board as herein stated. The parties acknowledge that the fiduciary duties of each member of the Board are to the Company’s stockholders as a whole.
(d)All Parties agree to execute any written consents required to perform the obligations of this Agreement, and, to the extent permitted by the Organizational Documents, the Company agrees at the request of any Person or group entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.
2.Board Composition; Agreement to Appointment of Directors.
(a)Size of the Board. As of the Closing, the Board shall consist of eight (8) directors.
(b)Investor Appointees. The Investor will have the right to appoint directors as follows:
(i)Initial Board Designations. Investor shall have the right to appoint five (5) directors to the Board as of the Closing. These initial appointees shall include the following people, appointed to the class of the Board indicated next to their name: Byron Allen (Class I), Chris Malone (Class I), Eric Gould (Class III), Sydnie Karras (Class III), and Terence Hill (Class III), such that, as of immediately following the Closing, the Board shall be composed of the following members:
•Byron Allen (Class I)
•Chris Malone (Class I)
•Jonah Peretti (Class I)
•Janet Rolle (Class II)
•Adam Rothstein (Class II)
•Eric Gould (Class III)
•Sydnie Karras (Class III)
•Terence Hill (Class III)

(ii)Future Board Designations.
1.The Parties acknowledge and agree that the Company’s 2026 annual meeting (the “Annual Meeting”) will be held in accordance with the terms of the Company’s proxy statement, filed with the Securities & Exchange Commission on April 23, 2026.
2.Following the Annual Meeting, the size of the Board will be expanded to nine (9) members, and the Board will include one additional Class II member to be appointed by Investor.
3.Following the Annual Meeting, if Investor beneficially owns equal to or more than 40% of the total shares of Common Stock then outstanding, Investor shall have the right to designate two-thirds of the Board (each such designee, an “Investor Designee”).
4.If Investor beneficially owns less than 40% but equal to or more than 20% of the total shares of Common Stock then outstanding, Investor shall have the right to designate a majority of the Board (each such designee, an “Investor Designee”).
(iii)Independent Director Designations. If the Company is required to have a majority of independent directors pursuant to the applicable listing rules, at least three (3) of the Investor Designees must be independent directors under the Nasdaq listing rules. In any event, at least one (1) of the Investor Designees shall be an independent director under Nasdaq and SEC rules for purposes of serving on the Company’s audit committee.
(c)Peretti LLC Appointees. Peretti LLC will have the right to appoint directors as follows:
(i)Initial Board Designations. Peretti LLC shall have the right to appoint one (1) director to the Board as of the Closing. The initial appointee shall be Jonah Peretti.
(ii)Future Board Designations. Following the Closing, Peretti LLC shall have the right to designate one (1) director to the Board.
(iii)Independent Director Designations. Following the expiration of Jonah Peretti’s current term as a director of the Board, if the Company is required to have a majority of independent directors pursuant to the applicable listing rules, Peretti LLC’s designee must be an independent director.
(d)Other Appointees. Subject to Section 4, the Board shall have the right to nominate the directors to the Board not designated by the Parties hereunder in accordance with the Organizational Documents.
(e)Director Term. Each director shall hold office until the annual meeting of stockholders at which such director’s term expires and until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation, disqualification or removal in accordance with the Organizational Documents. Any vacancy on the Board, whether arising from death, resignation, disqualification, removal or any other cause, and any newly created directorship resulting from an increase in the authorized number of directors, shall be filled in accordance with the terms of this Agreement and the Organizational Documents.
(f)Chair of the Board. Byron Allen will be Chair of the Board (the “Chair”) so long as he is serving as a director, and if he is not serving, Investor shall have the right to appoint the Chair.
3.Power of Attorney. In the event a Party is unable to attend in person a meeting of the Company’s stockholders at which directors shall be elected to the Board, and the Party also fails to timely submit a proxy card indicating how such Party intends to vote for the directors who are standing for election, the Party hereby appoints the Chair as its true and lawful attorney and proxy with full power of substitution for and its name to act on behalf of the Party, for the limited purpose of voting in favor of the election of all of the directors set forth in Section 2 hereof. The Party understands and agrees that this limited proxy is irrevocable and coupled with an interest and, except as otherwise provided herein, shall terminate upon the termination of this Agreement.
4.Failure to Designate a Board Member. In the absence of any designation from the Persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving shall be reelected if still eligible and willing to serve as provided herein, and otherwise such Board seat shall remain vacant.
5.Removal of Board Members. Each Party also agrees to vote, or cause to be voted, all Voting Shares, from time to time and at all times, in whatever manner as shall be necessary to ensure that:
(a)no director elected pursuant to Section 2 of this Agreement may be removed from office other than for cause unless (i) such removal is directed or approved by the Person(s) entitled under Section 2 to designate that director; or (ii) the Person(s) originally entitled to designate or approve such director or occupy such Board seat pursuant to Section 2 is no longer so entitled to designate or approve such director or occupy such Board seat;

(b)any vacancies created by the resignation, removal or death of a director elected pursuant to Section 2 shall be filled in accordance with the provisions of Section 2; and
(c)upon the request of any party entitled to designate a director as provided in Section 2 to remove such director, such director shall be removed.
6.No Liability for Election of Recommended Directors. No Party, nor any affiliate of any Party, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Party have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.
7.Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto, that this Agreement shall be specifically enforceable, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.
8.Manner of Voting. The voting of the Voting Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law and the Organizational Documents.
9.Termination. This Agreement shall terminate (a) with respect to Peretti LLC’s director appointment rights, upon the first to occur of the following: (i) such time at which Jonah Peretti is no longer serving as an officer or director of the Company or a subsidiary of the Company due to his removal or termination for cause or voluntary resignation; (ii) such time at which Jonah Peretti beneficially owns less than 60% of the shares of Common Stock beneficially owned by Jonah Peretti as of the Closing Date; and (iii) such time at which Jonah Peretti beneficially owns less than 0.2% of the total shares of Class A Common Stock outstanding, and (b) with respect to Investor’s director appointment rights, at such time the Investor owns less than 5% of the outstanding shares of Common Stock.
10.Amendments and Waivers. No amendment, modification, alteration, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by each of the Parties.
11.Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
12.Governing Law. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware without reference to its conflicts of laws provisions, except that all matters relating to the fiduciary duties of the Board shall be subject to the laws of Delaware. Any legal suit, action or proceeding arising out of or based upon this Agreement, the other additional agreements or the transactions contemplated hereby or thereby may be instituted in the Federal courts of the United States of America or the courts of the State of Delaware, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The parties hereto irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF.

13.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
14.Successors and Assigns. Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.
15.Further Assurances. At any time or from time to time after the date hereof, the Parties agree to cooperate with each other and, at the request of any other Party, to execute and deliver any further instruments or documents and to take all such further action as the other Party may reasonably request in order to carry out the intent of the Parties hereunder.
16.Conflicts with Organizational Documents. In the event of any conflict or inconsistency between the terms of this Agreement and the Organizational Documents, the Organizational Documents shall control to the extent of such conflict or inconsistency (it being acknowledged that the foregoing shall not limit either Party’s obligations set forth in the first sentence of Section 1(c)).
17.Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties, and supersedes any prior agreement or understanding among the parties, with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

BUZZFEED, INC.

By: _/s/ Jonah Peretti_______________
Name: Jonah Peretti
Title: Chief Executive Officer

[Signature Page to Director Appointment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

ALLEN FAMILY DIGITAL, LLC

By: /s/ Byron Allen_____________________
Name: Byron Allen
Title: Founder, Chairman & CEO

Address: 9903 Santa Monica Blvd., Suite 418
     Beverly Hills, CA 90212
Email notice: byron@es.tv

[Signature Page to Director Appointment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PERETTI LLC:

JONAH PERETTI, LLC

By: _/s/ Jonah Peretti_______________
Name: Jonah Peretti
Title: Managing Member

[Signature Page to Director Appointment Agreement]